NOTICE OF GUARANTEED DELIVERY FOR
TENDER OF SENIOR FLOATING RATE NOTES DUE 2012
OF AMES TRUE TEMPER, INC.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Ames True Temper, Inc. (the "Company"), made pursuant to the Prospectus, dated                     , 2005 (the "Prospectus"), if certificates for the outstanding Senior Floating Rate Notes Due 2012 of the Issuer (the "Original Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the "Exchange Agent") on or prior to 12:00 midnight, New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. See the sections entitled "The Exchange Offer—Procedures for Tendering" and "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

Delivery to:
The Bank of New York, Exchange Agent

For information by Telephone:
(212) 815-5920

By Hand, Mail or Overnight Delivery Service:
The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street – 7 East
New York, N.Y. 10286
Attn: David Mauer

By Facsimile Transmission:
(212) 298-1915

(Telephone confirmation)
(212) 815-3687

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

Aggregate Principal Amount	Name(s) of Registered Holder(s): ________________

Principal Amount of Original Notes Tendered*: $________________________________________

Certificate Nos. (if available): ______________________________________________________

____________________________________________________________________________

$ __________________________________________________________________________

If Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number. Total Principal Amount Represented by Original Notes Certificate(s):

$ ______________________________    Account Number ______________________________

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED, AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X    __________________________________            __________________________________

X    __________________________________            __________________________________

Signature(s) of Owner(s) or Authorized  Date
Signatory

Area Code and Telephone Number: ______________________

Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement of documents transmitted with this Notice of Guaranteed Delivery. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):	__________________________________________________________________
Capacity:	__________________________________________________________________

Address(es): __________________________________________________________________

__________________________________________________________________

__________________________________________________________________

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures," together with one or more properly completed and duly executed Letter(s) of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three business days after the date of execution hereof.

The undersigned acknowledges that it must deliver the Letter of Transmittal (and any other required documents) and the Original Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

Area Code and Tel. No:	Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.